UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2022

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per Share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2022, Signify Health, Inc. (“Signify”), Carbon Acquisition Corporation, a wholly-owned indirect subsidiary of Signify (“Merger Sub”), Caravan Health, Inc. (“Caravan”) and Shareholder Representative Services LLC, solely in its capacity as the initial representative of the Equityholders (as defined in the Merger Agreement) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Caravan, with Caravan surviving the merger as a wholly-owned indirect subsidiary of Signify (the “Merger”).

In connection and concurrently with Signify’s entry into the Merger Agreement, Signify entered into support agreements (the “Support Agreements”) with certain shareholders of Caravan, pursuant to which such shareholders have agreed to vote their Caravan shares in favor of the approval and adoption of the Merger Agreement, waive their statutory appraisal rights and agreed to certain other covenants.

The Merger Agreement

Pursuant to the terms of the Merger Agreement, Signify will acquire Caravan for an initial purchase price of approximately $250 million, subject to certain customary adjustments. The initial purchase price comprises $190 million in cash and $60 million in common stock of Signify. The Caravan Shareholders (as defined below) are subject to a lock-up of at least two years. In addition to the initial purchase price, the transaction includes contingent additional payments of up to $50 million based on the future performance of Caravan. Consummation of the Merger is subject to customary closing conditions, including among other things: (i) the adoption and approval of the Merger Agreement by Caravan shareholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (iii) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties in the Merger Agreement as of the closing. Closing is expected to occur in the first quarter of 2022.

Signify and Caravan each made customary representations, warranties and covenants under the Merger Agreement. Caravan has agreed to certain covenants, including among others, that it will use reasonable best efforts to conduct its business in the ordinary course and refrain from taking certain actions until the consummation of the Merger.

The Merger Agreement may be terminated under specified circumstances, including if the Merger is not consummated on or before May 31, 2022 (the “Outside Date”) for any reason other than the nonperformance of the terminating party.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by stockholders of Signify or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of Signify or other security holders.

The Support Agreements

On February 9, 2022, concurrently with, and as an inducement for Signify’s entry into, the Merger Agreement, certain shareholders of Caravan as indicated on the signature pages therein (collectively, the “Caravan Shareholders”), entered into the Support Agreements. Pursuant to the Support Agreements, each Caravan Shareholder agreed to: (i) vote all of its Caravan shares in favor of the approval and adoption of the Merger Agreement, (ii) waive its statutory appraisal rights and (iii) agree to certain other covenants.

Each Caravan Shareholder has agreed that, other than according to the terms of its respective Support Agreement, it will not, subject to certain limited exceptions, transfer, sell or otherwise dispose of any Caravan shares during the term of the Support Agreement. The Support Agreements will terminate if the Merger Agreement is terminated prior to the closing of the Merger.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 10, 2022, Signify issued a press release announcing the transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 9, 2022, by and among Signify Health, Inc., Carbon Acquisition Corporation, Caravan Health, Inc. and Shareholder Representative Services LLC.*
10.1	Form of Support Agreement.
99.1	Press Release, dated February 10, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 104.

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish on a supplemental basis a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: February 10, 2022	By:	/s/ Steve Senneff
Name: Steve Senneff
Title: President & Chief Financial Officer